Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-209534) of Olin Corporation Contributing Employee Ownership Plan of our report dated June 6, 2024, relating to the financial statements and supplemental schedule Olin Corporation Contributing
Employee Ownership Plan which appears in this Form 11-K.

/s/Armanino LLP

St. Louis, Missouri
June 6, 2024